Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-34789) pertaining to the 1997 Stock Incentive Plan of AMETEK, Inc.,

(2)	Registration Statement (Form S-8 No. 333-80449) pertaining to the 1999 Stock Incentive Plan of AMETEK, Inc.,

(3)	Registration Statement (Form S-8 No. 333-97969) pertaining to the 2002 Stock Incentive Plan of AMETEK, Inc.,

(4)	Registration Statement (Form S-8 No. 333-87491) pertaining to the AMETEK Retirement and Savings Plan,

(5)	Registration Statement (Form S-8 No. 333-91507) pertaining to the AMETEK, Inc. Deferred Compensation Plan,

(6)	Registration Statement (Form S-8 No. 333-142824) pertaining to the AMETEK, Inc. 2007 Omnibus Incentive Compensation Plan, and

(7)	Registration Statement (Form S-3 No. 333-75892) of AMETEK, Inc.
of our reports dated February 24, 2011, with respect to the consolidated financial statements of AMETEK, Inc. and the effectiveness of internal control over financial reporting of AMETEK, Inc., included in this Annual Report (Form 10-K) of AMETEK, Inc. for the year ended December 31, 2010.
/s/ ERNST & YOUNG LLP
Philadelphia, Pennsylvania
February 24, 2011